Exhibit 1.2

Execution Version

Pricing Agreement

June 18, 2026

Barclays Capital Inc.

As representative of the several Underwriters

named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue $1,250,000,000 aggregate principal amount of 4.911% Fixed-to-Floating Rate Senior Callable Notes due 2030 (the “2030 notes”), $1,500,000,000 aggregate principal amount of 5.102% Fixed-to-Floating Rate Senior Callable Notes due 2032 (the “2032 notes”) and $1,750,000,000 aggregate principal amount of 5.586% Fixed-to-Floating Rate Senior Callable Notes due 2037 (the “2037 notes” and, together with the 2030 notes and the 2032 notes, the “notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of notes set forth opposite the name of such Underwriter in Schedule I-A, I-B and/or I-C hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated March 3, 2021 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except as amended herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the notes.

Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

Section 2(a) of the Underwriting Agreement is hereby amended to replace “File No. 333-253693” by “File No. 333-277578” in the first sentence thereof.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 3:30 p.m. New York time on June 18, 2026. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A, Exhibit B and Exhibit C hereto.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

[Signature Page Follows]

Very truly yours,

BARCLAYS PLC

/s/ Stuart Frith
Name: Stuart Frith
Title: Managing Director, Capital Markets Execution

Accepted as of the date hereof at New York, New York

On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Tom Burgess
Name: Tom Burgess
Title: Managing Director

[Signature Page to Senior Pricing Agreement]

SCHEDULE I-A

Underwriters	Principal Amount of the 2030 notes
Barclays Capital Inc.	$856,250,000
Credit Agricole Securities (USA) Inc.	$37,500,000
Deutsche Bank Securities Inc.	$37,500,000
Huntington Securities, Inc.	$37,500,000
J.P. Morgan Securities LLC	$37,500,000
RB International Markets (USA) LLC	$37,500,000
RBC Capital Markets, LLC	$37,500,000
Truist Securities, Inc.	$37,500,000
U.S. Bancorp Investments, Inc.	$37,500,000
Academy Securities, Inc.	$18,750,000
BNY Mellon Capital Markets, LLC	$18,750,000
Citigroup Global Markets Inc.	$18,750,000
Penserra Securities LLC	$18,750,000
SEB Securities, Inc.	$18,750,000
Total	$1,250,000,000

SCHEDULE I-B

Underwriters	Principal Amount of the 2032 notes
Barclays Capital Inc.	$1,130,625,000
CaixaBank, S.A.	$35,625,000
Capital One Securities, Inc.	$35,625,000
Citizens JMP Securities, LLC	$35,625,000
Nomura Securities International, Inc.	$35,625,000
Rabo Securities USA, Inc.	$35,625,000
Santander US Capital Markets LLC	$35,625,000
Scotia Capital (USA) Inc.	$35,625,000
Wells Fargo Securities, LLC	$35,625,000
AmeriVet Securities, Inc.	$16,875,000
Banco de Sabadell, S.A.	$16,875,000
Falcon Square Capital LLC	$16,875,000
Great Pacific Securities	$16,875,000
M&T Securities, Inc.	$16,875,000
Total	$1,500,000,000

SCHEDULE I-C

Underwriters	Principal Amount of the 2037 notes
Barclays Capital Inc.	$1,063,135,000
BBVA Securities Inc.	$28,437,000
BMO Capital Markets Corp.	$28,437,000
CIBC World Markets Corp.	$28,437,000
Danske Markets Inc.	$28,437,000
DZ Financial Markets LLC	$28,437,000
Erste Group Bank AG	$28,437,000
Fifth Third Securities, Inc.	$28,437,000
ING Financial Markets LLC	$28,437,000
Intesa Sanpaolo IMI Securities Corp.	$28,437,000
Lloyds Securities Inc.	$28,437,000
Mizuho Securities USA LLC	$28,437,000
MUFG Securities Americas Inc.	$28,437,000
Natixis Securities Americas LLC	$28,437,000
Nordea Bank Abp	$28,437,000
PNC Capital Markets LLC	$28,437,000
SG Americas Securities, LLC	$28,437,000
SMBC Nikko Securities America, Inc.	$28,437,000
Standard Chartered Bank	$28,437,000
TD Securities (USA) LLC	$28,437,000
UniCredit Capital Markets LLC	$28,437,000
CastleOak Securities, L.P.	$13,125,000
Desjardins Securities Inc.	$13,125,000
Independence Point Securities LLC	$13,125,000
KeyBanc Capital Markets Inc.	$13,125,000
Morgan Stanley & Co. LLC	$13,125,000
National Bank of Canada Financial Inc.	$13,125,000
Roberts & Ryan, Inc.	$13,125,000
Swedbank AB (publ)	$13,125,000
Tigress Financial Partners LLC	$13,125,000
Total	$1,750,000,000

SCHEDULE II

Title of Designated Securities:

$1,250,000,000 4.911% Fixed-to-Floating Rate Senior Callable Notes due 2030.

$1,500,000,000 5.102% Fixed-to-Floating Rate Senior Callable Notes due 2032.

$1,750,000,000 5.586% Fixed-to-Floating Rate Senior Callable Notes due 2037.

Price to Public:

100.000% of principal amount (for the 2030 notes).

100.000% of principal amount (for the 2032 notes).

100.000% of principal amount (for the 2037 notes).

Subscription Price by Underwriters:

99.750% of principal amount (for the 2030 notes).

99.675% of principal amount (for the 2032 notes).

99.550% of principal amount (for the 2037 notes).

Form of Designated Securities:

Each of the 2030 notes, the 2032 notes and the 2037 notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended) between Barclays PLC and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twenty-Second Supplemental Indenture to be dated on or about June 26, 2026, among Barclays PLC, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Securities Exchange, if any:

The New York Stock Exchange.

Maturity Date:

The stated maturity of the principal of the 2030 notes will be June 26, 2030 (the “2030 Notes Maturity Date”).

The stated maturity of the principal of the 2032 notes will be June 26, 2032 (the “2032 Notes Maturity Date”).

The stated maturity of the principal of the 2037 notes will be June 26, 2037 (the “2037 Notes Maturity Date”).

Interest Rate:

From (and including) the Issue Date (as defined in the Preliminary Prospectus Supplement (as defined below)) to (but excluding) the 2030 Notes Par Redemption Date (as defined in the Preliminary Prospectus Supplement) (the “2030 Notes Fixed Rate Period”), the 2030 notes will bear interest at a rate of 4.911% per annum.

From (and including) the 2030 Notes Par Redemption Date to (but excluding) the 2030 Notes Maturity Date (the “2030 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (as defined in the Preliminary Prospectus Supplement, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined in the Preliminary Prospectus Supplement), plus the 2030 Notes Margin (as defined in the Preliminary Prospectus Supplement).

From (and including) the Issue Date to (but excluding) the 2032 Notes Par Redemption Date (as defined in the Preliminary Prospectus Supplement) (the “2032 Notes Fixed Rate Period”), the 2032 notes will bear interest at a rate of 5.102% per annum.

From (and including) the 2032 Notes Par Redemption Date to (but excluding) the 2032 Notes Maturity Date (the “2032 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date, plus the 2032 Notes Margin (as defined in the Preliminary Prospectus Supplement).

From (and including) the Issue Date to (but excluding) the 2037 Notes Par Redemption Date (as defined in the Preliminary Prospectus Supplement) (the “2037 Notes Fixed Rate Period” and, together with the 2030 Notes Fixed Rate Period and the 2032 Notes Fixed Rate Period, each a “Fixed Rate Period”), the 2037 notes will bear interest at a rate of 5.586% per annum.

From (and including) the 2037 Notes Par Redemption Date to (but excluding) the 2037 Notes Maturity Date (the “2037 Notes Floating Rate Period” and, together with the 2030 Notes Floating Rate Period and the 2032 Notes Floating Rate Period, each a “Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date, plus the 2037 Notes Margin (as defined in the Preliminary Prospectus Supplement).

Fixed Rate Period Interest Payment Dates:

During the 2030 Notes Fixed Rate Period, interest on the 2030 Notes will be payable semi-annually in arrear on June 26 and December 26 in each year, commencing on December 26, 2026.

During the 2032 Notes Fixed Rate Period, interest on the 2032 Notes will be payable semi-annually in arrear on June 26 and December 26 in each year, commencing on December 26, 2026.

During the 2037 Notes Fixed Rate Period, interest on the 2037 Notes will be payable semi-annually in arrear on June 26 and December 26 in each year, commencing on December 26, 2026.

Floating Rate Period Interest Payment Dates:

During the 2030 Notes Floating Rate Period, interest on the 2030 notes will be payable quarterly in arrear on September 26, 2029, December 26, 2029, March 26, 2030 and the 2030 Notes Maturity Date.

During the 2032 Notes Floating Rate Period, interest on the 2032 notes will be payable quarterly in arrear on September 26, 2031, December 26, 2031, March 26, 2032 and the 2032 Notes Maturity Date.

During the 2037 Notes Floating Rate Period, interest on the 2037 notes will be payable quarterly in arrear on September 26, 2036, December 26, 2036, March 26, 2037 and the 2037 Notes Maturity Date.

Day Count:

30/360, Following, Unadjusted, for each respective Fixed Rate Period.

Actual/360, Modified Following, Adjusted, for each respective Floating Rate Period.

Regular Record Dates:

The close of business on the Business Day (as defined in the Preliminary Prospectus Supplement) immediately preceding each Interest Payment Date (as defined in the Preliminary Prospectus Supplement) (or, if the notes are held in definitive form, the close of business on the 15th Business Day preceding each applicable Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Optional Redemption:

The notes are redeemable as described under “Description of Senior Notes— Optional Redemption” in the Preliminary Prospectus Supplement, as supplemented by the final term sheet for the 2030 notes, the final term sheet for the 2032 notes and the final term sheet for the 2037 notes, each dated June 18, 2026, respectively.

Tax Redemption:

The notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:

The notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Time of Delivery:

June 26, 2026 at 9:30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the

Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location:

Linklaters LLP, 20 Ropemaker Street, London EC2Y 9AR, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Canada:

Each Underwriter represents, warrants and agrees with the Company, with respect to sales of the notes in Canada, that, directly or indirectly, it shall sell the notes only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

United Kingdom:

Each Underwriter represents, warrants and agrees with the Company that, in connection with the distribution of the notes, directly or indirectly, it: (1) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to United Kingdom Retail Investors:

Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

Prohibition of Sales to European Economic Area Retail Investors:

Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Hong Kong:

Each Underwriter represents, warrants and agrees that:

(i)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than to (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan:

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, each Underwriter represents and agrees that it has not offered or sold and undertakes that it will not offer or sell any notes directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore:

Each Underwriter acknowledges that the prospectus supplement and the Base Prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter represents, warrants and agrees that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus supplement and the Base Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Taiwan:

The offering, sale, resale and distribution of the Designated Securities have not been and will not be approved by or registered with the Financial Supervisory Commission of Taiwan (“FSC”), Securities and Futures Bureau (“SFB”) under the FSC, other regulatory authority, or authorized organization in Taiwan, the Republic of China (“Taiwan”) pursuant to the applicable securities/financial laws, and/or any regulatory rules or rulings (“applicable laws”), and thus the Designated Securities cannot be offered, sold, resold or distributed in Taiwan. Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold, resold, distributed or otherwise made available and will not offer, sell, resell, distribute or otherwise make available any Designated Securities within Taiwan through a public offering, private placement, sale, distribution, or in circumstances which constitute an offer, private placement, sale, or distribution under any of the applicable laws that requires a notification, registration or filing with or the approval of the FSC, SFB, other regulatory authority, and/or authorized organization of Taiwan. Each Underwriter further represents, warrants and agrees with the Company that no person or entity in Taiwan is authorized to offer, solicit, market, sell, resell, distribute, or otherwise make available any Designated Securities or the provision of information relating to the prospectus supplement and the Base Prospectus.

Other Terms and Conditions:

As set forth in the prospectus supplement dated June 18, 2026 relating to the notes (the “Preliminary Prospectus Supplement”), incorporating the prospectus dated March 1, 2024 (the “Base Prospectus”).

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet for the 2030 notes, dated June 18, 2026, attached hereto as Exhibit A.

Final Term Sheet for the 2032 notes, dated June 18, 2026, attached hereto as Exhibit B.

Final Term Sheet for the 2037 notes, dated June 18, 2026, attached hereto as Exhibit C.

EXHIBIT A

Final Term Sheet for the $1,250,000,000 4.911% Fixed-to-Floating Rate Senior Callable Notes due 2030

Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-277578

$1,250,000,000 4.911% Fixed-to-Floating Rate Senior Callable Notes due 2030 Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$1,250,000,000 4.911% Fixed-to-Floating Rate Senior Callable Notes due 2030 (the “2030 notes”)

Expected Issue Ratings[1]:	Baa1 (Moody’s) / BBB+ (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$1,250,000,000

Trade Date:	June 18, 2026

Settlement Date:	June 26, 2026 (T+5) (the “Issue Date”)

Maturity Date:	June 26, 2030 (the “2030 Notes Maturity Date”)

Fixed Rate Period Coupon:	From (and including) the Issue Date to (but excluding) the 2030 Notes Par Redemption Date (as defined below) (the “2030 Notes Fixed Rate Period”), the 2030 notes will bear interest at a rate of 4.911% per annum.

Floating Rate Period Coupon:	From (and including) the 2030 Notes Par Redemption Date to (but excluding) the 2030 Notes Maturity Date (the “2030 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (as defined below, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined below), plus the 2030 Notes Margin (as defined below) (the “2030 Notes Floating Interest Rate”). The 2030 Notes Floating Interest Rate will be calculated quarterly on each Interest Determination Date.

During the 2030 Notes Floating Rate Period, each interest period on the 2030 notes will begin on (and include) a 2030 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2030 Notes Floating Rate Period Interest Payment Date (each, a “2030 Notes Floating Rate Interest Period”); provided that the first 2030 Notes Floating Rate Interest Period will begin on (and include) the 2030 Notes Par Redemption Date and will end on (but exclude) the first 2030 Notes Floating Rate Period Interest Payment Date.

Par Redemption Date:	June 26, 2029 (the “2030 Notes Par Redemption Date”)

Fixed Rate Period Interest Payment Dates:	During the 2030 Notes Fixed Rate Period, interest will be payable semi- annually in arrear on June 26 and December 26 in each year, from (and including) December 26, 2026 up to (and including) the 2030 Notes Par Redemption Date.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Floating Rate Period Interest Payment Dates:	During the 2030 Notes Floating Rate Period, interest will be payable quarterly in arrear on September 26, 2029, December 26, 2029, March 26, 2030, and the 2030 Notes Maturity Date (each, a “2030 Notes Floating Rate Period Interest Payment Date”).

Interest Determination Dates:	The second USGS Business Day preceding the applicable Floating Rate Period Interest Payment Date (each, an “Interest Determination Date”).

Benchmark:	Compounded Daily SOFR (calculated as described under “Description of Senior Notes—Calculation of the Benchmark” in the Preliminary Prospectus Supplement), subject to the Benchmark Transition Provisions.

Day Count:	30/360, Following, Unadjusted, for the 2030 Notes Fixed Rate Period.

Actual/360, Modified Following, Adjusted, for the 2030 Notes Floating Rate Period.

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated June 18, 2026 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2024 relating to the 2030 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See the section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2030 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Issuer may, at its option, redeem (i) the 2030 notes in whole or in part, pursuant to the 2030 Notes Make-Whole Redemption at any time on or after December 26, 2026 to (but excluding) the 2030 Notes Par Redemption Date; and/or (ii) the 2030 notes then outstanding, in whole but not in part, on the 2030 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2030 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2030 Notes Make-Whole Redemption, the 2030 Notes Discount Factor is 12.5 bps.

Tax Redemption:	The 2030 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2030 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	90.6 bps (the “2030 Notes Margin”)

Benchmark Treasury:	UST 4.125% due June 15, 2029

Spread to Benchmark Treasury:	75 bps

Reoffer Yield:	4.911%

Price to Public:	100.000%

Underwriting Discount:	0.250%

Net Proceeds:	$1,246,875,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, RB International Markets (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc.

Co-Managers:	Academy Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Penserra Securities LLC, SEB Securities, Inc.

Risk Factors:	An investment in the 2030 notes involves risks. See “Risk Factors” section beginning on page S-24 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738EDL65 / 06738E DL6

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-277578) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twenty-Second Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Listing:	We will apply to list the 2030 notes on the New York Stock Exchange.

Calculation Agent:	The Bank of New York Mellon, New York, or its successor appointed by the Issuer.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling +1-888-603-5847.

It is expected that delivery of the 2030 notes will be made, against payment for the 2030 notes, on or about June 26, 2026, which will be the fifth (5th) business day in the United States following the date of pricing of the 2030 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2030 notes in the secondary market generally are required to settle within one (1) business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers who wish to trade the 2030 notes on any day prior to the business day before delivery will be required, by virtue of the fact that the 2030 notes initially will not settle on T+1, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2030 notes who wish to make such trades should consult their own advisors.

No EEA PRIIPs key information document has been prepared as the 2030 notes are not available to retail in the EEA. No disclosure document required by the FCA Product Disclosure Sourcebook has been prepared as the 2030 notes are not available to retail in the United Kingdom.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, relevant persons.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2030 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

EXHIBIT B

Final Term Sheet for the $1,500,000,000 5.102% Fixed-to-Floating Rate Senior Callable Notes due 2032

Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-277578

$1,500,000,000 5.102% Fixed-to-Floating Rate Senior Callable Notes due 2032 Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$1,500,000,000 5.102% Fixed-to-Floating Rate Senior Callable Notes due 2032 (the “2032 notes”)

Expected Issue Ratings[1]:	Baa1 (Moody’s) / BBB+ (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$1,500,000,000

Trade Date:	June 18, 2026

Settlement Date:	June 26, 2026 (T+5) (the “Issue Date”)

Maturity Date:	June 26, 2032 (the “2032 Notes Maturity Date”)

Fixed Rate Period Coupon:	From (and including) the Issue Date to (but excluding) the 2032 Notes Par Redemption Date (as defined below) (the “2032 Notes Fixed Rate Period”), the 2032 notes will bear interest at a rate of 5.102% per annum.

Floating Rate Period Coupon:	From (and including) the 2032 Notes Par Redemption Date to (but excluding) the 2032 Notes Maturity Date (the “2032 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (as defined below, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined below), plus the 2032 Notes Margin (as defined below) (the “2032 Notes Floating Interest Rate”). The 2032 Notes Floating Interest Rate will be calculated quarterly on each Interest Determination Date.

During the 2032 Notes Floating Rate Period, each interest period on the 2032 notes will begin on (and include) a 2032 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2032 Notes Floating Rate Period Interest Payment Date (each, a “2032 Notes Floating Rate Interest Period”); provided that the first 2032 Notes Floating Rate Interest Period will begin on (and include) the 2032 Notes Par Redemption Date and will end on (but exclude) the first 2032 Notes Floating Rate Period Interest Payment Date.

Par Redemption Date:	June 26, 2031 (the “2032 Notes Par Redemption Date”)

Fixed Rate Period Interest Payment Dates:	During the 2032 Notes Fixed Rate Period, interest will be payable semi- annually in arrear on June 26 and December 26 in each year, from (and including) December 26, 2026 up to (and including) the 2032 Notes Par Redemption Date.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Floating Rate Period Interest Payment Dates:	During the 2032 Notes Floating Rate Period, interest will be payable quarterly in arrear on September 26, 2031, December 26, 2031, March 26, 2032, and the 2032 Notes Maturity Date (each, a “2032 Notes Floating Rate Period Interest Payment Date”).

Interest Determination Dates:	The second USGS Business Day preceding the applicable Floating Rate Period Interest Payment Date (each, an “Interest Determination Date”).

Benchmark:	Compounded Daily SOFR (calculated as described under “Description of Senior Notes—Calculation of the Benchmark” in the Preliminary Prospectus Supplement), subject to the Benchmark Transition Provisions.

Day Count:	30/360, Following, Unadjusted, for the 2032 Notes Fixed Rate Period.

Actual/360, Modified Following, Adjusted, for the 2032 Notes Floating Rate Period.

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated June 18, 2026 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2024 relating to the 2032 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See the section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2032 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Issuer may, at its option, redeem (i) the 2032 notes in whole or in part, pursuant to the 2032 Notes Make-Whole Redemption at any time on or after December 26, 2026 to (but excluding) the 2032 Notes Par Redemption Date; and/or (ii) the 2032 notes then outstanding, in whole but not in part, on the 2032 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2032 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2032 Notes Make-Whole Redemption, the 2032 Notes Discount Factor is 15 bps.

Tax Redemption:	The 2032 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2032 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	113.6 bps (the “2032 Notes Margin”)

Benchmark Treasury:	UST 4.125% due May 31, 2031

Spread to Benchmark Treasury:	90 bps

Reoffer Yield:	5.102%

Price to Public:	100.000%

Underwriting Discount:	0.325%

Net Proceeds:	$1,495,125,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	CaixaBank, S.A., Capital One Securities, Inc., Citizens JMP Securities, LLC, Nomura Securities International, Inc., Rabo Securities USA, Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC

Co-Managers:	AmeriVet Securities, Inc., Banco de Sabadell, S.A., Falcon Square Capital LLC, Great Pacific Securities, M&T Securities, Inc.

Risk Factors:	An investment in the 2032 notes involves risks. See “Risk Factors” section beginning on page S-24 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738EDM49 / 06738E DM4

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-277578) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twenty-Second Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Listing:	We will apply to list the 2032 notes on the New York Stock Exchange.

Calculation Agent:	The Bank of New York Mellon, New York, or its successor appointed by the Issuer.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling +1-888-603-5847.

It is expected that delivery of the 2032 notes will be made, against payment for the 2032 notes, on or about June 26, 2026, which will be the fifth (5th) business day in the United States following the date of pricing of the 2032 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2032 notes in the secondary market generally are required to settle within one (1) business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers who wish to trade the 2032 notes on any day prior to the business day before delivery will be required, by virtue of the fact that the 2032 notes initially will not settle on T+1, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2032 notes who wish to make such trades should consult their own advisors.

No EEA PRIIPs key information document has been prepared as the 2032 notes are not available to retail in the EEA. No disclosure document required by the FCA Product Disclosure Sourcebook has been prepared as the 2032 notes are not available to retail in the United Kingdom.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, relevant persons.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2032 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

EXHIBIT C

Final Term Sheet for the $1,750,000,000 5.586% Fixed-to-Floating Rate Senior Callable Notes due 2037

Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-277578

$1,750,000,000 5.586% Fixed-to-Floating Rate Senior Callable Notes due 2037 Barclays PLC

PRICING TERM SHEET

Issuer:	Barclays PLC (the “Issuer”)

Notes:	$1,750,000,000 5.586% Fixed-to-Floating Rate Senior Callable Notes due 2037 (the “2037 notes”)

Expected Issue Ratings[1]:	Baa1 (Moody’s) / BBB+ (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	$1,750,000,000

Trade Date:	June 18, 2026

Settlement Date:	June 26, 2026 (T+5) (the “Issue Date”)

Maturity Date:	June 26, 2037 (the “2037 Notes Maturity Date”)

Fixed Rate Period Coupon:	From (and including) the Issue Date to (but excluding) the 2037 Notes Par Redemption Date (as defined below) (the “2037 Notes Fixed Rate Period”), the 2037 notes will bear interest at a rate of 5.586% per annum.

Floating Rate Period Coupon:	From (and including) the 2037 Notes Par Redemption Date to (but excluding) the 2037 Notes Maturity Date (the “2037 Notes Floating Rate Period”), the applicable per annum interest rate will be equal to the Benchmark (as defined below, such term subject to the provisions described under “Description of Senior Notes” in the Preliminary Prospectus Supplement) as determined on the applicable Interest Determination Date (as defined below), plus the 2037 Notes Margin (as defined below) (the “2037 Notes Floating Interest Rate”). The 2037 Notes Floating Interest Rate will be calculated quarterly on each Interest Determination Date.

During the 2037 Notes Floating Rate Period, each interest period on the 2037 notes will begin on (and include) a 2037 Notes Floating Rate Period Interest Payment Date (as defined below) and end on (but exclude) the next succeeding 2037 Notes Floating Rate Period Interest Payment Date (each, a “2037 Notes Floating Rate Interest Period”); provided that the first 2037 Notes Floating Rate Interest Period will begin on (and include) the 2037 Notes Par Redemption Date and will end on (but exclude) the first 2037 Notes Floating Rate Period Interest Payment Date.

Par Redemption Date:	June 26, 2036 (the “2037 Notes Par Redemption Date”)

Fixed Rate Period Interest Payment Dates:	During the 2037 Notes Fixed Rate Period, interest will be payable semi- annually in arrear on June 26 and December 26 in each year, from (and including) December 26, 2026 up to (and including) the 2037 Notes Par Redemption Date.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Floating Rate Period Interest Payment Dates:	During the 2037 Notes Floating Rate Period, interest will be payable quarterly in arrear on September 26, 2036, December 26, 2036, March 26, 2037, and the 2037 Notes Maturity Date (each, a “2037 Notes Floating Rate Period Interest Payment Date”).

Interest Determination Dates:	The second USGS Business Day preceding the applicable Floating Rate Period Interest Payment Date (each, an “Interest Determination Date”).

Benchmark:	Compounded Daily SOFR (calculated as described under “Description of Senior Notes—Calculation of the Benchmark” in the Preliminary Prospectus Supplement), subject to the Benchmark Transition Provisions.

Day Count:	30/360, Following, Unadjusted, for the 2037 Notes Fixed Rate Period.

Actual/360, Modified Following, Adjusted, for the 2037 Notes Floating Rate Period.

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated June 18, 2026 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated March 1, 2024 relating to the 2037 notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See the section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement and “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the 2037 notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Issuer may, at its option, redeem (i) the 2037 notes in whole or in part, pursuant to the 2037 Notes Make-Whole Redemption at any time on or after December 26, 2026 to (but excluding) the 2037 Notes Par Redemption Date; and/or (ii) the 2037 notes then outstanding, in whole but not in part, on the 2037 Notes Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the 2037 notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the 2037 Notes Make-Whole Redemption, the 2037 Notes Discount Factor is 20 bps.

Tax Redemption:	The 2037 notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The 2037 notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Margin:	150.5 bps (the “2037 Notes Margin”)

Benchmark Treasury:	UST 4.375% due May 15, 2036

Spread to Benchmark Treasury:	115 bps

Reoffer Yield:	5.586%

Price to Public:	100.000%

Underwriting Discount:	0.450%

Net Proceeds:	$1,742,125,000

Sole Bookrunner:	Barclays Capital Inc.

Senior Co-Managers:	BBVA Securities Inc., BMO Capital Markets Corp., CIBC World Markets Corp., Danske Markets Inc., DZ Financial Markets LLC, Erste Group Bank AG, Fifth Third Securities, Inc., ING Financial Markets LLC, Intesa Sanpaolo IMI Securities Corp., Lloyds Securities Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, Nordea Bank Abp, PNC Capital Markets LLC, SMBC Nikko Securities America, Inc., SG Americas Securities, LLC, Standard Chartered Bank, TD Securities (USA) LLC, UniCredit Capital Markets LLC

Co-Managers:	CastleOak Securities, L.P., Desjardins Securities Inc., Independence Point Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, National Bank of Canada Financial Inc., Roberts & Ryan, Inc., Swedbank AB (publ), Tigress Financial Partners LLC

Risk Factors:	An investment in the 2037 notes involves risks. See “Risk Factors” section beginning on page S-24 of the Preliminary Prospectus Supplement.

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof.

ISIN/CUSIP:	US06738EDN22/06738E DN2

Legal Entity Identifier (“LEI”) Code:	213800LBQA1Y9L22JB70

Settlement:	The Depository Trust Company; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-277578) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018 (as heretofore supplemented and amended), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by the Twenty-Second Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as senior debt security registrar.

Listing:	We will apply to list the 2037 notes on the New York Stock Exchange.

Calculation Agent:	The Bank of New York Mellon, New York, or its successor appointed by the Issuer.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling +1-888-603-5847.

It is expected that delivery of the 2037 notes will be made, against payment for the 2037 notes, on or about June 26, 2026, which will be the fifth (5th) business day in the United States following the date of pricing of the 2037 notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of 2037 notes in the secondary market generally are required to settle within one (1) business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers who wish to trade the 2037 notes on any day prior to the business day before delivery will be required, by virtue of the fact that the 2037 notes initially will not settle on T+1, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2037 notes who wish to make such trades should consult their own advisors.

No EEA PRIIPs key information document has been prepared as the 2037 notes are not available to retail in the EEA. No disclosure document required by the FCA Product Disclosure Sourcebook has been prepared as the 2037 notes are not available to retail in the United Kingdom.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, relevant persons.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any 2037 notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.